CONSENT OF INDEPENDENT AUDITORS


Board  of  Directors
Military Communications Technologies, Inc.

We consent to the incorporation by reference in this Registration Statement of NetSalon Corporation (the "Company") on Form S-8 of our report dated November 12, 2002 on our audit of the consolidated financial statements of the Company as of June 30, 2002, and for the -year period then ended, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the use of our name as it appears under the caption "Experts."


July 15,  2003

/s/  Schumacher  &  Associates
Schumacher  &  Associates,  Inc.